EXHIBIT 99.1

EDITORIAL CONTACT:                                 INVESTOR CONTACT:
Document Sciences Corporation                      Document Sciences Corporation
Jack McGannon  760-602-1400                        Leslie Weller  760-602-1524
jmcgannon@docscience.com                           lweller@docscience.com

       DOCUMENT SCIENCES TO REVISE POLICY ON TIMING OF REVENUE RECOGNITION
                    FOR INITIAL SOFTWARE LICENSE FEE REVENUE

CARLSBAD, CA - December 29, 2005 - Document Sciences Corporation (Nasdaq: DOCX - news) today announced that it plans to revise its accounting practice with respect to the revenue recognition for initial software license fee revenue and restate its results for prior periods. As part of the Company's most recent review of its revenue recognition policy together with Ernst & Young LLP (E&Y), the Company's independent auditors, the Company determined that the accounting guidance issued by the American Institute of Certified Public Accountants (AICPA) applies to certain of the Company's software license agreements. The Company's decision to restate was made in connection with a review of the Company's most recent Form 10-K by the Corporation Finance Division of the U.S. Securities and Exchange Commission. The Company expects the restatement to result in changes to its historical financial statements for each reporting period during the timeframe from January 1, 1999 through September 30, 2005. Accordingly, the Company's prior financial statements for such periods should no longer be relied upon.

In prior periods, the Company had generally recognized the initial license fee revenue from software licenses upon entering into the agreement and delivery of the software. The Company has now determined that revenue from initial license fees under these agreements should be recognized ratably over the contract term. Because the restatement only reflects the timing of when initial software license fee revenue and related expenses are recognized, the revised results will positively affect revenues and results of operations in some periods and negatively affect revenues and results of operations in other periods.

This accounting revision will not affect the Company's liquidity, cash flows or the cumulative revenue over the past and future periods. Moreover, it does not involve the loss or change of any previously reported software license, and there is no indication of any accounting improprieties. While the Company expects these revisions in the Company's accounting practice to result in a decrease in revenue for the current fiscal year, the decrease should not be viewed as detrimental to the Company's current outlook. The changes to the Company's revenue recognition policy and the restatement of results for prior fiscal periods resulted solely from a review of certain accounting guidance issued by AICPA that were only recently brought to the Company's attention, and reflect the Company's ongoing efforts to ensure that its revenue recognition policies are in accordance with U.S. Generally Accepted Accounting Principles.

Jack McGannon, Document Sciences' President and CEO, stated, "This accounting revision for initial license fee revenues will conform to AICPA guidance, which requires recording these initial license fee revenues ratably over the contract term, rather than immediately upon meeting all other revenue recognition criteria, as we have done since the inception of the Company. The Company believed, after consultation with E&Y, that our prior methodology was the proper accounting treatment, and E&Y provided the Company with unqualified audit reports over that timeframe."

"We encourage our shareholders to perform a careful reading of today's information, which we believe will help assure you that the Company's financial condition and financial resources are unaffected by this change. The Company expects to file restated financial statements for the relevant periods with the U.S. Securities and Exchange Commission as soon as possible."

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ABOUT DOCUMENT SCIENCES

Document Sciences Corporation delivers real-time, interactive content processing services that content-driven organizations depend on to realize productivity benefits, cut costs, and increase competitiveness. Over 600 customers and partners worldwide use Document Sciences products in insurance, banking and financial services, managed-care, telecommunications, utilities and commercial print service bureaus. Customers include more than 60 Fortune 500 companies. Based in Carlsbad, California, with regional locations across the U.S. and London, Document Sciences also markets its products in Australia, Canada, New Zealand, Brazil, Mexico and China. For more information about Document Sciences Corporation visit www.docscience.com.

This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for document automation software (including the emerging content processing market); (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2004. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

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